                                                                   Exhibit 10.70

                                                          EXECUTION COPY



                              EMPLOYMENT AGREEMENT
                              --------------------

            EMPLOYMENT AGREEMENT (this "Agreement"), dated as of November 1, 1999, by and between RSL COM U.S.A., Inc., a Delaware corporation (the "Company"), and Michael A. Marino ("Executive").


                               W I T N E S S E T H:
                               - - - - - - - - - -


            WHEREAS, the Company desires to employ Executive, effective as of January 3, 2000 (the "Commencement Date") and to set out the terms and conditions of Executive's employment by the Company from and after the Commencement Date; and

            WHEREAS, the Executive desires to enter into the employment of the Company from and after the Commencement Date under those terms and conditions;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

1.    Employment.

      (a) Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts continued employment by the Company.

      (b) Term of Employment. The Company shall employ Executive for a term (the "Term") commencing on the Commencement Date and ending January 3, 2003, unless extended by a written agreement signed by both parties. The period commencing on the Commencement Date and ending on the earlier of (i) the expiration of the Term, or (ii) the date of Executive's termination of employment pursuant to
Section 5(a) shall be referred to as the "Employment Period."

2.    Position and Duties.

      (a) In general. Executive shall be employed as President and Chief Executive Officer of the Company and shall perform such duties and services, consistent with such position for the Company and as may be assigned to him from time to time by the Company's Board of Directors and the Chief Operating Officer (the "COO") of RSL Communications, Ltd., a company organized under the laws of Bermuda ("RSL COM"). The duties of the Executive shall include serving as an officer or director for any Affiliate

(as defined herein) of the Company as requested by the Company. Executive shall report to the COO of RSL COM and the Board of Directors of the Company.

      (b) Full-time employment. During the Employment Period, Executive shall devote his full business time to the services required of him hereunder, except for time devoted to services required by him to be performed for any "Affiliate" of the Company, vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use his best efforts, judgement, skill and energy to perform such services in a manner consonant with the duties of his position and to improve and advance the business and interests of the Company. Executive shall not be engaged in any other business activity which, in the reasonable judgment of the COO, conflicts with the duties of the Executive under this Agreement and shall not serve on the Board of Directors of any other company; provided however that with the Company's consent (which shall not be unreasonably withheld) Executive shall be permitted to serve on the board of directors of a reasonable number of nonprofit organizations and/or other charitable activities so long as such activities do not interfere with the performance of his duties hereunder. Executive shall be required to relocate to Pittsburgh in connection with the commencement of his employment hereunder, and may thereafter be required to relocate to the New York Metropolitan area, in the sole discretion of the Company. Executive shall travel to such location or locations as may be requested by the Company, or which Executive believes is necessary or advisable, in the performance by Executive of his duties hereunder or to the extent appropriate to improve and advance the interests of the Company and its Affiliates. There is no formal disciplinary procedure, but Executive is expected at all times to behave in a manner befitting his employment.

3.    Compensation.

      (a) Base Salary. During the Employment Period, the Company shall pay Executive a base salary at the annual rate of US$375,000; provided that, Executive's annual base salary shall be increased as of January 1 of each year, commencing January 1, 2001, by an amount equal to the base salary then in effect, multiplied by the percentage increase in the Cost of Living Index during the preceding year. The "Cost of Living Index" means the consumer price index for all urban consumers in the New York metropolitan area published by the Department of Labor, or if such index is no longer available, such other generally available index measuring changes in consumer purchasing power (in the New York metropolitan area or nationally) designated by the Board of Directors. Any delay in increase in Executive's annual base salary by reason of the unavailability of any such index at the time any such increase shall otherwise be due shall be made up by a lump sum payment promptly after the index becomes available. Executive's salary, as adjusted for any increase in the Cost of Living Index, may be further increased at the option and in the discretion of the Board of Directors (such salary, as the same may be increased from time to time, is referred to herein as the "Base Salary"). The Base Salary shall be payable in such installments (but not less frequent than monthly) as the salaries of other executives of the Company are paid.

      (b) Performance Incentive Plan. During the Employment Period, Executive shall be eligible to participate in RSL COM's 1997 Performance Incentive Plan (the "Bonus Plan") and be given an opportunity to earn up to one times Base Salary upon the achievement of targets determined by RSL COM's Compensation Committee (the "Compensation Committee").

      (c) Equity Participation. RSL COM, by action of the Compensation Committee, shall grant Executive a non-qualified stock option (the "Option") under RSL COM's 1997 Stock Incentive Plan (the "Stock Plan") to purchase 200,000 shares of the Company's Class A Common Stock (the "Common Stock") at an exercise price of US $20.91 per share (the "Exercise Price"), the "Fair Market Value" as defined in the Stock Plan on November 1, 1999, the date of grant, with the quantity of shares and exercise price being subject to adjustment in accordance with Section 4(c) of the Stock Plan. The option price adjustment set forth in the first sentence of Section 5(b) of the Stock Plan shall not be applied. The Option shall become vested and exercisable as set forth below, provided that Executive is employed by the Company on such date, and once exercisable shall, except as otherwise provided below, remain exercisable until the expiration of seven years from the date of grant. However, the Option shall be immediately terminated upon a Termination for Cause (as hereinafter defined):

            Date First Exercisable                    Percentage Exercisable
            ----------------------                    ----------------------

First Anniversary of the Commencement Date                  33 1/3%
Second Anniversary of the Commencement Date                 66 2/3%
Third Anniversary of the Commencement Date                  100%

      The Option shall become immediately exercisable in full upon a Change in Control; provided however, that no acceleration of exercisability or vesting shall occur with respect to the Option if the Compensation Committee reasonably determines in good faith prior to the occurrence of a Change in Control that the Option shall be honored or assumed, or a new stock option substituted therefor (such honored, assumed or substituted option hereinafter called an "Alternative Option") by the Executive's new employer (or the parent or a subsidiary of such employer) immediately following the Change in Control (the "Successor"). If following a Change in Control, Executive is Terminated Without Cause or Successor conditions Executive's continued employment on relocation of Executive's principal place of employment outside of Pittsburgh or the New York Metropolitan area, the Option shall become immediately exercisable in full. The Option shall also become immediately exercisable in full in the event Executive's employment with the Company is Terminated due to Disability or by reason of the death of the Executive.

      The exercisable portion of the Option shall, following any termination of Executive's employment (other than Termination for Cause), expire and be no longer exercisable on the earlier of (x) 90 days after the Company provides notice, following such termination, to Executive that the Fair Market Value of the Common Stock has met or exceeded the Target Price (as defined below) for 10 consecutive business days (the "Trigger Date") and (y) the three year anniversary of the Commencement Date; however, if Executive's employment does not terminate before the three year anniversary of the Commencement Date, the Option shall remain exercisable through April 3, 2003; provided, however, that if Executive terminates his employment hereunder other than for Good Reason, then the notice provision in the preceding sentence shall no longer be required. Notwithstanding the foregoing, if the termination occurs by reason of Executive's death, the Option shall expire 180 days following the later of the date of death and the Trigger Date.

      The Company shall make available to Executive a "cashless exercise" procedure with respect to the Option, under which the exercise price and any taxes payable by Executive at the time of exercise may be paid through the disposition and/or withholding of shares otherwise deliverable to Executive upon exercise, such that the Option may be exercised without any out-of-pocket cash outlay by Executive.

      In the sole and absolute discretion of, and subject to approval by, the Compensation Committee, Executive shall also be eligible to receive additional grants of options to purchase Common Stock from time to time. Such options, if granted, would vest equally over a five year period beginning on the first anniversary of the date of grant.

      The Option, and any additional stock options granted to Executive during the Term, shall be transferable to "Family Members" (as defined in the Stock
Plan), trusts for their exclusive benefit, and partnerships and limited liability companies owned by Family Members, to the maximum extent permitted by
Section 11(c) of the Stock Plan and any similar provision of a successor plan under which such options are issued; and any option so transferred shall be exercisable by the transferee to the extent it would have been exercisable by Executive but for such transfer.

      (d)   Guaranteed Return Amount.   Subject to the terms and conditions set
forth in this Section 3(d):

            (i) if the Option expires or is forfeited other than by reason of Termination for Cause (within the scope of clauses (i) through (iv) of the definition herein of "Termination for Cause") or Termination by Executive other than for Good Reason, and during the three year period following the Commencement Date the vested and exercisable portion thereof did not provide the Executive with the opportunity (over a period of ten business days and with such notice to the Executive as is required by clauses (ii) and (iii) below) to exercise the Option, or a portion thereof, and realize a pre-tax gain of at least $4,500,000 (the "Guaranteed Return Amount"), in exchange for the Option the Company shall pay Executive (the "Guaranteed Return Payment") the Guaranteed Return Amount less any Realizable Gain (as defined herein).

            (ii) if at any time following the date that any portion of the Option becomes vested and exercisable, the Fair Market Value of the Common Stock equals or exceeds $43.41 (the "Target Price") and remains equal to or in excess of the Target Price for ten consecutive business days, the Company's obligations with respect to the Guaranteed Return Payment shall be reduced by an amount (the "Realizable Gain") equal to the product of (x) the number of shares underlying the portion of the Option that is vested and exercisable and (y) the difference between the average of the Fair Market Value of the Common Stock during such ten business day period and the Exercise Price of the vested and exercisable portion of the Option. If the Fair Market Value of the Common Stock equals or exceeds the Target Price for ten consecutive business days and as a result, the aggregate Realizable Gain exceeds the Guaranteed Return Amount, the Company's obligations with respect to the Guaranteed Return Payment shall cease and the Company shall be under no obligation to pay the Guaranteed Return Payment to Executive. The Company shall give Executive written notice that the Fair Market Value of the Common Stock has equaled or exceeded the Target Price at least two business days prior to the Target Price having been reached for ten consecutive business days; provided, however that if the Company fails to give notice on a timely basis, Executive shall have two business days from the date of such notice before the Guaranteed Return Payment shall be reduced in accordance with the provisions of this Section, and such reduction shall be made only if the Fair Market Value of the Common Stock equals or exceeds the Target Price on each of such two consecutive business days. After such notice has been given, if Executive has not exercised the vested portion of the Option, the Realizable Gain shall be calculated using the highest average of the Fair Market Value of the Common Stock during any ten business day period after such notice until Executive has exercised the vested portion of the Option.

            (iii) if at any time after the Option is fully vested and exercisable, there is a period during which for ten consecutive business days the Realizable Gain equals or exceeds the Guaranteed Return Amount, the Company's obligations with respect to the Guaranteed Return Payment shall cease and the Company shall be under no obligation to pay the Guaranteed Return Payment to Executive. The Company shall be subject to the same obligations with respect to providing notice to Executive as are described in clause (ii) above.

            (iv) if at any time during the term of the Option, Executive exercises any portion thereof, the Company's obligations with respect to the Guaranteed Return Payment shall be reduced by the greater of (a) the difference between the Exercise Price and the Fair Market Value on the date of such exercise (or, if applicable, calculated in accordance with the last sentence of Section 3(d)(ii) hereof) multiplied by such number of shares of Common Stock underlying the portion of the Option exercised by Executive and (b) the difference between the Exercise Price and the Target Price on the date of such exercise multiplied by such number of shares of Common Stock underlying the portion of the Option exercised by Executive (it being understood that the Company's obligation shall not be reduced under this paragraph (iv) by amounts which would duplicate amounts previously taken into account under paragraph (ii) in reducing the Guaranteed Return Payment).

      Subject to the terms of this Agreement, the Guaranteed Return Payment, if any, shall be payable in cash, in six equal monthly installments following written notice by the Executive or his duly authorized representative or estate at any time following expiration of the Option. In the event there is a Change in Control where an Alternative Option is exchanged for the Option, the Guaranteed Return Payment may be payable, at the Successor's option, in cash or common stock of the Successor; provided that such stock is traded on a stock exchange or other established securities market, is immediately tradable without restriction, and has a fair market value on the date of delivery to Executive (as determined in the manner described in the definition of Fair Market Value herein) equal to the Guaranteed Return Payment.

      The Target Price shall be adjusted in a manner consistent with adjustments made under Section 4(c) of the Stock Plan to preserve the intended benefit to Executive. For purposes of Section 3 of this Agreement, where the Fair Market Value of the Common Stock equals or exceeds the Target Price for ten consecutive business days and the Guaranteed Return Payment would otherwise be reduced, but the Executive is prohibited (in a writing from the Company's legal counsel) from exercising the Option on any one of such dates by terms of the Stock Plan, this Agreement, Company policy, or applicable law, the Guaranteed Return Payment will not be reduced in accordance with the provisions of this Section until after the second consecutive business day in which Executive is thereafter no longer subject to such prohibitions, provided that the Fair Market Value of the Common Stock remains equal to or in excess of the Target Price on such two consecutive days. The Executive shall be deemed to be prohibited from exercising the Option, for purposes of the preceding sentence, if Executive delivers a completed notice of exercise under the Stock Plan and Executive is prevented from exercising. In such event exercise shall be deemed to be continued to be prohibited until such exercise is permitted. The Company shall use reasonable efforts to assist in the prompt administration of such exercise (it being understood that the Company shall have no liability for expenses, losses or any claims by Executive due to administrative delay so long as the Company is acting in good faith). For purposes of the Stock Plan, this Agreement shall be considered to be an Award Agreement described in Section 11(b) of the Stock Plan.

4.    Benefits, Perquisites and Expenses.

      (a) Benefits. During the Employment Period, Executive shall be eligible to participate in (i) each welfare benefit plan sponsored or maintained by the Company, including, without limitation, each group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, and (ii) each pension, 401-K, profit sharing, retirement, deferred compensation or savings plan sponsored or maintained by the Company, in each case, whether now existing or established hereafter, on the same basis as generally made available to other senior officers of the Company. The Company may amend or terminate any such plan in its sole and absolute discretion.

      (b) Perquisites. During the Employment Period, Executive shall be entitled to four weeks' paid vacation annually and shall also be entitled to receive such perquisites as are generally provided to other senior officers of the Company in accordance with the then current policies and practices of the Company. Executive shall not be entitled to receive remuneration for unused vacation and shall not be permitted to carry-over unused vacation to the following year.

      (c) Business Expenses. During the Employment Period, the Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company.

      (d) Indemnification. The Company shall indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or affiliates or in any other capacity, including any fiduciary capacity, in which Executive serves at the request of the Company to the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-Laws in effect on the date hereof. The Company shall provide directors and officers liability coverage in amounts maintained on the Commencement Date for directors and officers of the Company and its Affiliates in the United States.

      (e) Relocation Expenses. The Company shall reimburse the Executive, promptly following the Commencement Date up to a maximum of $50,000 for all reasonable direct, out-of-pocket, moving costs, closing costs, traveling expenses, and all other fees, costs or expenses incurred by the Executive and members of his household in connection with the Executive's relocation to Pittsburgh, including, without limitation, househunting trips; provided, however, that Employee shall be obligated to return the $50,000 to the Company if, before the first anniversary of the Commencement Date, Executive's employment is terminated either pursuant to a Termination for Cause (within the scope of clauses (i) through (iv) of the definition hereof of "Termination for Cause") or a Termination by Executive other than for Good Reason, each as defined in Section 5(e). In addition, Executive shall be reimbursed up to a maximum of $3,000 per month, beginning on the first month anniversary of the Commencement Date, for a maximum of six months, for all temporary housing costs during such six month period. Reimbursements under this Section 4(e) shall be made by the Company upon the presentation of appropriate documentation therefor.

5.    Termination of Employment.

      (a) Termination of the Employment Period. The Employment Period shall end upon the earliest to occur of (i) a termination of Executive's employment on account of Executive's death, (ii) a Termination due to Disability or Retirement, (iii) a Termination for Cause, (iv) a Termination Without Cause, (v) a Termination by Executive for Good Reason, (vi) a Termination by Executive other than for Good Reason, or (vii) the expiration of the Term. The Company or the Executive may initiate a termination in any manner permitted hereunder by giving the other party written notice thereof (the "Termination Notice"). The effective date (the "Termination Date") of any termination shall be deemed to be the later of (i) in the case of a Termination Notice from Executive, 45 days after the receipt by the Company of the Termination Notice, (ii) the date on which the Termination Notice is given, or (iii) the date specified in the Termination Notice; provided, however, that in the case of the Executive's death, the Termination Date shall be the date of death. Upon termination of his employment for any reason, Executive will immediately resign from all positions that he holds with the Company and its Affiliates and, should Executive fail to tender his resignation within two days of the request, the Company is irrevocably authorized to appoint an agent in his name and on his behalf to sign any documents and do anything necessary or desirable to give effect to his resignation.

      (b)   Payments Upon Certain Terminations.

            (i) Termination Without Cause or Termination by Executive for Good Reason. In the event that Executive's employment is terminated by the Company Without Cause or by Executive for Good Reason, the Company shall pay Executive his Earned Salary, Vested Benefits and a Severance Benefit (as such terms are hereinafter defined). In addition, if required pursuant to Section 3(d) hereof, Executive shall be entitled to receive the Guaranteed Return Payment, or a portion thereof, if any.

            (ii) Termination due to Death. In the event of the termination of Executive's employment due to Executive's death, the Company shall pay Executive's estate Executive's Earned Salary, Vested Benefits and a lump sum payment equal to 12 months of Executive's Base Salary (at the rate in effect on the date of his death). In addition, if required pursuant to Section 3(d) hereof, Executive shall be entitled to receive the Guaranteed Return Payment, or a portion thereof, if any.

            (iii) Termination due to Disability or Retirement. In the event of termination of Executive's employment by the Company due to Disability or a Termination due to Retirement, the Company shall pay Executive his Earned Salary and Vested Benefits, plus, in the event of Termination due to Disability, to the Executive or his estate his Base Salary at the Termination Date on a monthly basis for 12 months following the month in which Executive's employment is terminated. In the event that

Executive's employment with the Company is terminated due to Disability, Executive's benefits under this subsection (iii) shall be reduced by the amount of any Company sponsored (and paid for) disability benefits paid to Executive. In addition, if required pursuant to Section 3(d) hereof, Executive shall be entitled to receive the Guaranteed Return Payment, or a portion thereof, if any.

               (iv) Termination by Executive Other Than for Good Reason. In the event of a Termination by Executive other than a Termination for Good Reason, the Company shall pay Executive his Earned Salary and Vested Benefits.

               (v) Termination for Cause. In the event of a termination of Executive's employment by the Company for Cause, the Company shall pay Executive his Earned Salary and Vested Benefits. In addition, if the termination is under clause (v) of the definition herein of "Termination for Cause," Executive shall still be entitled to receive the Guaranteed Return Payment, if any, in accordance with the terms and subject to the conditions of Section 3(d) of this Agreement.

      (c) Timing of Payments. Earned Salary shall be paid in a single lump sum as soon as practicable, but in no event later than the earlier of 60 days following the end of the Employment Period or the day such Earned Salary would have been payable under the Company's normal payroll practices. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued except as otherwise expressly modified by this Agreement. Fifty percent (50%) of Severance Benefits shall be paid within 30 days after the Termination Date and the remaining 50% of the Severance Benefits shall be paid in equal monthly installments during the eleven month period following the payment of the first 50% of Severance Benefits. The Guaranteed Return Payment, if required pursuant to Section 3(d) hereof, shall be payable in accordance with Section 3(d).

      (d) Retention of monies owed. The Company may at any time during Executive's employment or upon his termination for any reason deduct and retain from any monies owed by it to Executive any sum properly paid by it or any Affiliate to, on behalf or at the request of Executive (other than expenses properly incurred in connection with the employment of Executive under this Agreement) or due to it from Executive including, but not limited to, unauthorized expenses or excess vacation.

      (e) Definitions. The following capitalized terms have the following meanings:

            "Affiliate" shall mean (i) Ronald S. Lauder and (ii) any person or entity who directly or indirectly through one or more intermediaries, is controlled by the Company or RSL COM.

            "Change in Control" means the occurrence of (i) a sale or other disposition of stock of RSL COM, other than a spin-off or any other form of distribution of RSL COM's shares, or an issuance of stock of RSL COM as a result of which any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act), other than RSL COM, or Ronald S. Lauder ("Lauder"), or any of his controlled entities, is or becomes the beneficial owner of more than 50% of the total voting power of RSL COM and those persons who are members of the Board of Directors of RSL COM immediately prior to the closing of such transaction constitute less than one half of the membership of the Board of Directors of RSL COM immediately following the closing of such transaction, (ii) any merger, consolidation or reorganization following which those persons who are members of the Board of Directors of RSL COM immediately prior to the closing of such transaction constitute less than one half of the membership of the board of directors of the surviving entity immediately following the closing of such transaction, (iii) a transaction pursuant to which more than 50% of the total value of the assets of RSL COM and its consolidated subsidiaries are transferred and the transferee of such assets is not Lauder or a company controlled by him, or (iv) a complete liquidation of RSL COM.

            "Earned Salary" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends.

            "Fair Market Value" means on any date, the closing price of a share of Common Stock as reported on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") (or on such other recognized market or quotation system on which the trading prices of the Share are traded or quoted at the relevant time) on such date.

            "Normal Retirement Age" means the first day of the month following Executive attaining age 65.

            "Severance Benefit" means an amount equal to Executive's annual Base Salary as in effect immediately prior to the Termination Date.

            "Termination due to Disability" means a termination of Executive's employment by the Company because Executive has been incapable of substantially fulfilling the positions, duties, responsibilities and obligations set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of (i) at least six consecutive months or (ii) more than nine months in any twelve month period. Any question as to the existence, extent or potentiality of Executive's disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and reasonably acceptable to Executive. The determination of any such physician shall be final and conclusive for all purposes of this Agreement. Executive or his legal representative or any adult member of his immediate family shall have the right to present to such physician such information and arguments as to Executive's disability as he, she or they deem appropriate, including the opinion of Executive's personal physician.

            "Termination due to Retirement" means termination of employment by Executive other than for Good Reason, or termination of Executive's employment by the Company other than a Termination for Cause, on or after Executive's Normal Retirement Age.

            "Termination for Cause" means a termination of Executive's employment by the Company due to (i) Executive's conviction of a felony or the entering by Executive of a plea of nolo contendere with respect to a charged felony, (ii) Executive's gross negligence, recklessness, dishonesty, fraud, willful malfeasance or willful misconduct in the performance of the services contemplated by this Agreement, (iii) a willful failure without reasonable justification to comply with a reasonable written order of the Board of Directors of the Company, or the COO; (iv) a willful and material breach of Executive's duties or obligations under this Agreement, including, without limitation, Executive's failure to devote full business time to the Company in accordance with Section 2(b) of this Agreement; or (v) material nonperformance of Executive's duties as reasonably determined by the COO; provided, however; that if Executive is Terminated for Cause under clause (v) above, he shall still be entitled to receive the Guaranteed Return Payment in accordance with the terms and subject to the conditions of Section 3(d) of this Agreement. Notwithstanding the foregoing, a termination shall not be treated as a Termination for Cause unless the Company shall have delivered a written notice to Executive stating that it intends to terminate his employment for Cause and specifying the factual basis for such termination, and the event or events that form the basis for the notice, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice.

            "Termination Without Cause" means any termination by the Company of Executive's employment hereunder other than (i) a Termination due to Disability,
(ii) a Termination due to Retirement or (iii) a Termination for Cause.

            "Termination for Good Reason" means a termination of Executive's employment by Executive within 90 days following (i) a material reduction in Executive's positions, duties, responsibilities or reporting lines from those described in Section 2 hereof; or (ii) a material breach of this Agreement by the Company; or (iii) a reduction in opportunity under the Bonus Plan below the levels contemplated by Section 3(b). Notwithstanding the foregoing, a termination shall not be treated as a Termination for Good Reason (x) if Executive shall have consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or (y) unless Executive shall have delivered a written notice to the Company within 60 days of his having actual knowledge of the occurrence of one of the events specified in clause (i),
(ii) or (iii) above stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice or (z) if the opportunity under the Bonus Plan is reduced by action of the Compensation Committee or Board of Directors of the Company or RSL COM. Following a "Change in Control", Executive shall not be deemed to have Good Reason under clause (i) or (ii) above so long as he continues to receive the compensation and substantially the same benefits as he is entitled to under this Agreement and have substantially the responsibilities he had at the time of the Change in Control and he is not required to relocate following the Change of Control.

            "Vested Benefits" means amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company, including the Options (to the extent provided in Section 3(c)), at or subsequent to the date of his termination without regard to the performance by Executive of further services or the resolution of a contingency and expenses incurred prior to termination of employment that are reimbursable under Section 4(c).

      (f) Full Discharge of Company Obligations. The amounts payable to Executive pursuant to this Section 5 following termination of his employment (including amounts payable with respect to Vested Benefits) shall be in full and complete satisfaction of Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with Executive's employment with the Company and its subsidiaries and Affiliates, other than Executive's rights to indemnification under Section 4(d).

6.    Agreement Not to Compete With Company

             (a) During the Employment Period and for a period of one year thereafter (the "Applicable Period"), Executive shall not directly or indirectly own, manage, operate, finance, join, control, advise, consult, render services to, have an interest or future interest or participate in the ownership, management, operation, financing or control of, or be employed by or connected in any manner with any Competing Business (other than as a holder of common stock of the Company, and not in excess of 1% of the outstanding voting shares of any other publicly traded company). "Competing Business" means the business of telecommunication services and solutions in any country where the Company or an Affiliate conducts such business at any time during the Term. Any opportunity directly or indirectly related to any telecommunications services and solutions business engaged in by the Company, its subsidiaries and Affiliates of which Executive becomes aware during the Term shall be deemed a corporate opportunity of the Company, and Executive shall promptly make reasonable efforts to make such opportunity available to the Company.

            (b) If, during the period of one year immediately following expiration of the Employment Period, Executive proposes to engage directly or indirectly in what may be a Competing Business, Executive shall so notify the Company in a writing which shall fully set forth and describe in detail the nature of the activity which may be a competitive Business, the names of the companies or other entities with or for whom such activity is proposed to be engaged in by Executive or by an Affiliate of Executive (the "Section 6 Notice"). If, within 30 days after receipt by the Company of a Section 6 Notice, the Company shall fail to notify Executive that it deems the proposed activity to be a Competing Business, then Executive shall be free to engage in the activities described in the Section 6 Notice without violation of Section 6(a). If, however, the Company notifies Executive that the proposed activities constitute a Competing Business, then (i) Executive shall not engage in such Competing Business during the one year period immediately following expiration of the Employment Period, and (ii) the Company shall pay Executive, during such one year period, in equal monthly installments, an amount equal to his highest Base Salary; provided that the amount payable under this Section 6(b) shall be reduced by the amount of Severance Benefit that Executive is receiving for such period.

7.    Confidential Information

      (a) Without the prior written consent of the Company, Executive shall not disclose at any time during the Employment Period or any time thereafter any Confidential Information (as defined below) to any third person other than in the course of fulfilling Executive's responsibilities under this Agreement unless such Confidential Information has been previously disclosed to the public by the Company or an Affiliate or is in the public domain (other than by reason of Executive's breach of the provisions of this paragraph).

      (b) "Confidential Information" is any non-public information pertaining to the Company or an Affiliate, any of their businesses or the business or personal affairs of Lauder or his family and how any of them conducts its or his business or affairs. "Confidential Information" includes not only information disclosed by the Company or an Affiliate to Executive, but non-public information developed, created or learned by Executive during the course of or as a result of Executive's employment with the Company. "Confidential Information" specifically includes non-public information and documents concerning the Company's and its Affiliates' methods of doing business; research, telecommunications technology, its actual and potential clients, transactions and suppliers (including the Company's or an Affiliate's terms, conditions and other business arrangements with them); client or potential client or transaction lists and billing; advertising, marketing and business plans and strategies (including prospective or pending licensing applications or investments in license holders or applicants); profit margins, goals, objectives and projections; compilations, analyses and projections regarding the Company, its Affiliates or any of its clients or potential clients or their businesses; trade secrets; salary, staffing, management organization or employment information; information relating to members of the Board of Directors and management of the Company or an Affiliate; files, drawings or designs; information regarding product development, marketing plans, sales plans or manufacturing plans; operating policies or manuals, business plans, financial records or packaging design; or any other non-public financial, commercial, business or technical information relating to the Company, an Affiliate, Lauder or his family or non-public information designated as confidential or proprietary that the Company, an Affiliate or Lauder may receive belonging to others who do business with any of them.

      (c) Nothing herein shall prevent the disclosure by Executive of any information required by an order of a court having competent jurisdiction or under subpoena or other legal compulsion from a government agency, provided that, if Executive receives a request for the disclosure of any Confidential Information pursuant to court process or by a government agency, Executive shall promptly (and at the latest within five business days but not less than three days prior to the date Executive is required to respond to the request) notify the Company of that request and cooperate to the maximum extent authorized by law with the Company in protecting the Company's and its Affiliates' interest in maintaining the confidentiality of any Confidential Information. The Company will reimburse Executive for reasonable out-of-pocket costs or expenses incurred by Executive in connection with his cooperation with the Company and its Affiliates hereunder.

8.    No Disparaging Comments

Each of the parties hereto agrees not to make disparaging or derogatory comments about the other party or the Affiliates, members of the Board of Directors of the Company, or members of the Boards of Directors of Affiliates, except to the extent required by law, and then only after consultation with the other party to the maximum extent possible in order to maintain goodwill for each of the parties. If the Company learns that disparaging or derogatory remarks are being made by the Affiliates, members of the Board of Directors of the Company, or members of the Board of Directors of Affiliates, regarding Executive, the Company shall use reasonable efforts to cause such remarks to cease.

9.    Return of Company Property

Promptly (and at the latest within ten business days) following Executive's termination of services, Executive shall:

      (i) return to the Company all documents, records, notebooks, computer diskettes and tapes and anything else containing the Company's Confidential Information (as defined above), and any other property or Confidential Information of the Company or its Affiliates, including all copies thereof in Executive's possession, custody or control, and

      (ii) delete from any computer or other electronic storage medium owned by Executive any of the proprietary or Confidential Information of the Company or its Affiliates.

10.   No Soliciting or Hiring Company Employees

During the Employment Period and for a twelve month period thereafter, Executive shall not directly or indirectly induce any employee of the Company or any Affiliate, other than Executive's secretary or personal assistant, to terminate employment with such entity. Additionally, during the Employment Period and for a twelve month period thereafter, Executive shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is, on the date of termination of employment of Executive, or, for the six months prior to the end of the Employment Period, was employed by the Company or any Affiliate as an employee; provided, however, that Executive shall not be deemed to have breached the provisions of this sentence in the event that Executive had no prior knowledge of such hiring (or offer of employment).

11.   Continuing Obligations Following Termination

Executive agrees that his obligations and restrictions with respect to noncompetition, confidentiality, Company property, nondisparagement and nonsolicitation, and the Company obligations to indemnify Executive under
Section 4(d), will continue to apply following the termination of Executive's relationship (to the extent set forth in the relevant provisions of this Agreement) regardless of the manner in which his relationship with the Company is terminated, whether voluntarily, pursuant to a Termination for Cause, Termination for Good Reason, Termination Without Cause or otherwise.

12.   Arbitration of All Disputes

      (a) Any dispute, controversy or claim between the Executive and the Company or any of its officers, directors, employees or shareholders (who are expressly made third-party beneficiaries of this agreement) arising out of, relating to or in connection with this agreement, or the breach, termination or validity thereof, shall be finally resolved by binding and non-appealable arbitration, before a single arbitrator selected by the procedure set forth below, conducted in New York, New York.

      (b) Either party may commence an arbitration proceeding by giving written notice to the other party of its desire to arbitrate.

      (c) The single arbitrator (the "Arbitrator") shall be selected from among the New York City members of the New York Regional Panel of Distinguished Neutrals (the "Panel") of the Center for Public Resources ("CPR") by mutual agreement of the parties, or if the parties are unable to agree, by the following means:

                        (A) The Company, on one hand, and Executive on the other
            hand, shall simultaneously exchange lists each containing the names of five members of their choice of the Panel who have indicated a willingness to serve.

                        (B) If a single name appears on both lists, that
            individual shall be appointed.

                        (C) If more than one name appears on both parties'
            lists, the Arbitrator shall be selected from the common names by mutual agreement of the parties or by the toss of a coin.

                        (D) If the lists contain no names in common, each party
            shall strike four names from the other party's list and the Arbitrator shall be selected from the remaining two names by mutual agreement of the parties or by the toss of a coin.

                        (E) If the CPR ceases to have a Panel or it is otherwise
            impossible to select the Arbitrator from the Panel as contemplated by this Agreement, the Arbitrator shall be selected by the President of the CPR in the manner that the President deems closest to satisfying the purposes of this Section. If such person is unable to do so, or if such person is unavailable or unwilling to act, the arbitrator shall be selected from a panel comprised of members of JAMS/Endispute in a manner that approximates the means described above.

      (d) The Arbitrator, after appropriate consultation with the parties, shall
(i) determine, in his or her sole discretion, the rules governing the arbitration proceeding, including whether and to what extent the parties shall have any right to pre-hearing discovery or other forms of disclosure, the manner of presentation of arguments and/or evidence before or at any hearing, whether and to what extent formal rules of evidence shall govern the proceeding and the parties' rights following the proceeding, and (ii) be governed in exercising such discretion by the goal of reaching a fair and reasonable decision in an expeditious and efficient manner while endeavoring to streamline the process and avoid undue litigation costs.

      (e) The Arbitrator shall assess the costs of the proceeding (including the prevailing party's reasonable attorney's fees) on any unsuccessful party to the extent the Arbitrator concludes that such party is unsuccessful, unless he or she concludes that (i) matters of equity or important considerations of fairness dictate otherwise or (ii) in the case of Executive, the Arbitrator determined that Executive acted reasonably and in good faith in pursuing all of the claims asserted by him in such arbitration.

      (f) The Arbitrator shall be required to state his or her decision in writing and may, but shall not be required to, elaborate on the reasons for such decision.

      (g) The arbitrator(s) shall have the authority upon application by a party to direct specific performance, including preliminary or interim specific performance pending the final resolution of the arbitration, of any portion of this agreement. The parties expressly consent to the jurisdiction and power of any federal or state court in New York to enforce the terms of such a direction upon application by a party. If the arbitrator(s) have not yet been appointed, the parties may obtain injunctive or other appropriate relief from a court to enforce the terms of this agreement pending the appointment of the arbitrator(s) who shall thereafter have full power to continue, modify or vacate the terms of any injunctive relief ordered by the court.

      (h) The arbitration proceeding and the provisions in this agreement dealing with arbitration shall be governed by the United States (Federal) Arbitration Act, 9 U.S.C. ss.ss. 1-16, the provisions of which shall be controlling in the event of any conflict with provisions of New York Law. Judgment on or enforcement of the award or any direction for specific performance rendered by the arbitrators may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or assets of such party.

      (i) If, notwithstanding the parties' agreement to arbitrate, any issue is presented to a court for decision, the parties hereby waive any right to trial by jury.

      (j) The parties agree that any dispute between the parties and the arbitration itself shall be kept confidential and that the existence of the arbitration and any element of it (including but not limited to any pleading, brief or other document submitted or exchanged, any testimony or other oral submission, and any award) shall not be disclosed except to the arbitrator(s), the CPR Institute for Dispute Resolution, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise.

13.  No Punitive or Emotional Damages

The parties hereto agree that neither the Executive nor the Company will be entitled to seek or obtain punitive, exemplary or similar damages of any kind from the other or, in the case of Executive, from the Company's officers, directors, employees or shareholders, or to seek or obtain damages or compensation for emotional distress, as a result of any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the performance, breach, termination or validity thereof. Nothing herein shall preclude an award of compensatory or punitive damages against any other third party.

14.  Injunctive Relief to Avoid Irreparable Injury

      (a) Executive acknowledges and agrees that the individualized services and capabilities that he will provide to the Company under this Agreement are of a personal, special, unique, unusual, extraordinary and intellectual character.

      (b) Executive acknowledges and agrees that because the international telecommunications industry is globally integrated and that its constituent companies are dependent for their survival on protection of their confidential information which is highly advanced and technical and on carefully developed knowledge of customer systems and requirements, the restrictions in this agreement are reasonable to protect the Company's rights under this Agreement and to safeguard the Company's and its Affiliates' Confidential Information.

      (c) Executive acknowledges and agrees that the covenants and obligations of Executive with respect to noncompetition, nonsolicitation, confidentiality and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its Affiliates irreparable injury for which adequate remedies are not available at law. Executive therefore agrees that the Company shall be entitled to an order of specific performance, injunction, restraining order or such other interim or permanent equitable relief (without the requirement to post bond) restraining Executive from committing any violation of the covenants and obligations contained in this Agreement. Executive acknowledges and agrees that if any one or more of any part of such restrictions shall be rendered or judged invalid or unenforceable, such restriction or part shall be deemed to be severed from this Agreement and such invalidity or unenforceability shall not in any way affect the validity of the remaining provisions.

      (d) These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

      (e) Executive represents that his economic means and circumstances are such that the provisions of this Agreement, including the noncompetition, nonsolicitation, confidentiality and Company property provisions, will not prevent him from providing for himself and his family on a basis satisfactory to him and them.

15.  Automatic Amendment by Court Order and Interim Enforcement

      (a) If the Arbitrator(s) or a court determines that, but for the provisions of this paragraph, any part of this agreement is illegal, void as against public policy or otherwise unenforceable, the relevant part will automatically be amended to the extent necessary to make it sufficiently narrow in scope, time and geographic area to be legally enforceable. All other terms will remain in full force and effect.

      (b) If the Executive raises any question as to the enforceability of any part or terms of this agreement, including, without limitation, the provisions relating to noncompetition, nonsolicitation, confidentiality and Company property, the Executive specifically agrees that he will comply fully with this Agreement unless and until the entry of an arbitral award to the contrary.

16.  Notices

All notices and other communications required or permitted hereunder shall be sufficiently given if (a) delivered personally, (b) sent by facsimile transmission (with confirmation received and followed with a duplicate copy promptly sent in the manner described in clause (a) or (c) of this Section), (c) sent by a nationally-recognized air courier assuring overnight delivery, or (d) mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

            if to the Executive, to the Executive at:

            371 Pine Valley Road, NW
            Winston-Salem, NC 27104-1809

            with a copy to:

            David E. Kahen, Esq.
            Roberts & Holland LLP
            825 Eighth Avenue, 37th Floor
            New York, NY 10019-7416

            if to the Company,  to the Company at:

            RSL COM U.S.A., Inc.
            435 Park Avenue 5TH Floor
            New York, NY 10022

            with a copy to:

            RSL Communications, N. America, Inc.
            Suite 4300
            767 Fifth Avenue
            New York, New York 10153
            Fax: (212) 317-0600
            Attention:  General Counsel

or to such other address as shall be furnished by notice from time to time by one party hereto to the other party. Any such communication shall be deemed to have been given,

(i) in the case of personal delivery, on the date of delivery, (ii) in the case of facsimile, on the date such facsimile is sent (provided confirmation of such is received), (iii) in the case of delivery by air courier, on the first business day following the day on which such communication was posted, and (iv) in the case of mailing, on the third business day following the day on which such notice was posted.

17.  Sole and Entire Understanding; Amendments

The entire understanding and agreement between the Company and Executive have been incorporated into this Agreement. There are no other agreements, promises, representations, understandings or inducements by the Company to Executive or Executive to the Company other than those specifically set forth in this Agreement. This Agreement may not be altered, amended or added to except in a single writing signed by the Company and the Executive.

18.  Waiver of Breach

A waiver or breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, and any failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provision.

19.  Headings

The headings of sections in this Agreement are for convenience only, are not a part of this Agreement and shall not affect the construction of the provisions of this Agreement.

20.  Arm's Length

      (a) This Agreement was entered into at arm's length, without duress or coercion, and is to be interpreted as an agreement between parties of equal bargaining strength. Both the Company and the Executive agree that this Agreement is clear and unambiguous as to its terms, and that no parol or other evidence will be used or admitted to alter or explain the terms of this Agreement, but that it will be interpreted based on the language within its four corners in accordance with the purposes for which it is entered into.

      (b) The parties hereto expressly agree that any rule or contractual interpretation, as applied under California law or anywhere else, that would allow parol or extrinsic evidence to attempt to show fraud in the inducement or duress to contradict the plain, unambiguous terms of this Agreement shall not apply to this Agreement and its performance and enforcement. This provision is a material part of this Agreement and, should any party try to introduce evidence contrary to this provision, any other party shall be entitle to consider it a breach and to rescind this contract in full.

21.  Successors and Assigns

      (a) This Agreement will inure to the benefit of, and will be binding upon, the Company, its successors and assigns and upon the Executive and his heirs, successors and assigns; provided, however, that, because this is an Agreement for personal services, the Executive cannot assign any of his obligations under this Agreement to anyone else.

      (b) This Agreement may be executed in counterparts, in which case each of the two counterparts will be deemed to be an original and the final counterpart shall be deemed to have been executed in New York, New York.

22.  New York Law Governs

Any questions or other matters arising under this Agreement, whether of validity, interpretation, performance or otherwise, will therefore be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in New York, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

            IN WITNESS WHEREOF, this Agreement has been executed by Executive and then by the Company in New York, New York on the dates shown below, but effective as of the date and year first above written.

                                    EXECUTIVE

Date:  12-1-99                      /s/ Michael A. Marino
                                    ------------------------
                                        Michael A. Marino


                                    RSL COM U.S.A., Inc.

Date:  12-1-99                      BY: /s/ Itzhak Fisher
                                        -----------------------

                                    Title: Chairman
                                           --------------------